REGISTRATION NO. 33-7680-C

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

POST-EFFECTIVE AMENDMENT
TO FORM S-18 REGISTRATION STATEMENT ON FORM S-1/A

MANATRON, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-1983228 (I.R.S. Employer Identification No.)

510 East Milham Road Portage, Michigan (Address of Principal Executive Offices)	49002 (Zip Code)

G. William McKinzie President and Chief Operating Officer Manatron, Inc. 510 East Milham Road Portage, Michigan 49002	Copies to:	Stephen C. Waterbury Warner Norcross & Judd LLP 900 Fifth Third Center 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2487

(Name and Address of Agent For Service)

(269) 567-2900
(Telephone Number, Including Area Code, for Agent For Service)

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box.  [   ]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

          Indicate by check mark whether the registrant is a large accelerated filer (as defined in Exchange Act Rule 12b-2), an accelerated filer (as defined in Exchange Act Rule 12b-2), a non-accelerated filer, or a smaller reporting company (as defined in Exchange Act Rule 12b-2).
Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company	X

This post-effective amendment will become effective on such date as the Commission may determine under Section 8(c) of the Securities Act of 1933.

REMOVAL OF SECURITIES FROM REGISTRATION AND
TERMINATION OF REGISTRATION STATEMENT

          This Post-Effective Amendment to Form S-18 Registration Statement on Form S-1/A deregisters all shares registered pursuant to, and terminates the effectiveness of, the Registrant's Form S-18 Registration Statement (No. 33-7680-C). The Registrant is filing this amendment in connection with the suspension of its reporting obligations under Section 15(d) of the Securities and Exchange Act of 1934.

Item 16.  Exhibits
Exhibit Number	Description

24	Powers of Attorney.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portage, State of Michigan, on March 27, 2008.

MANATRON, INC.

By:	/s/ G. William McKinzie
G. William McKinzie Its President and Chief Operating Officer

          Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Paul R. Sylvester	Director, Chief Executive Officer and Co- Chairman (Principal Executive Officer)	March 27, 2008
Paul R. Sylvester

/s/ Krista L. Inosencio	Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2008
Krista L. Inosencio

/s/ W. Scott Baker	Director	March 27, 2008
W. Scott Baker*

/s/ Gene Bledsoe	Director	March 27, 2008
Gene Bledsoe*

/s/ Richard J. Holloman	Director	March 27, 2008
Richard J. Holloman*

/s/ Randall L. Peat	Director	March 27, 2008
Randall L. Peat*

/s/ Stephen C. Waterbury	Director	March 27, 2008
Stephen C. Waterbury*

*By	/s/ G. William McKinzie
G. William McKinzie, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

24	Powers of Attorney.